EXHIBIT 99.1


                       CARNIVAL CORPORATION & PLC REPORTS
                             SECOND QUARTER EARNINGS

            MIAMI (June 19, 2007) - Carnival  Corporation & plc (NYSE/LSE:  CCL;
      NYSE: CUK) reported net income for its second quarter ended May 31, 2007 of $390 million, or $0.48 diluted EPS, compared to net income for the second quarter of 2006 of $380 million, or $0.46 diluted EPS. Revenues for the second quarter 2007 increased to $2.90 billion from $2.66 billion in the second quarter of 2006.

            Net income for the six months ended May 31, 2007, was $673 million, or $0.83 diluted EPS, on revenues of $5.59 billion, compared to net income of $631 million, or $0.77 diluted EPS, on revenues of $5.13 billion for the same period in 2006.

            Carnival Corporation & plc Chairman and CEO Micky Arison said that second quarter results came in largely in line with expectations.

            "Revenues for our North American and European cruise brands were both in line with our expectations. The Caribbean, which still had a relatively high percentage of our capacity during the second quarter, continued to experience price pressure. However, increases in revenue yields from our European brands together with the strengthening Euro and Sterling produced significant revenue yield growth outside of North America," Arison said. "The decision to expand our European cruise business is working, with the strength of our European brands offsetting some cyclical weakness in the contemporary segment of North America," Arison noted.

            Arison also pointed out that fuel costs came in higher than forecasted, which impacted earnings by approximately $0.02 per share.

            Key metrics for the second quarter of 2007 were as follows:

            o Net revenue yields (net revenue per available lower berth day) for Q2 2007 increased 0.2 percent (down 2.6 percent on a constant dollar basis) compared to the prior year. Gross revenue yields were approximately equal to the prior year.

            o Net cruise costs per available lower berth day ("ALBD") for Q2 2007 increased 1.3 percent (down 1.5 percent on a constant dollar basis) compared to the prior year. Gross cruise costs per ALBD increased 0.7 percent compared to the prior year.

            o Excluding fuel, net cruise cost per ALBD on a constant dollar basis was equal to the prior year.

            o Fuel price increased 7 percent to $333 per metric ton compared to our previous guidance of $310 per metric ton. Fuel price per metric ton in the second quarter of 2006 was $354.

            Recently, the company also took steps towards the ongoing modernization of its fleet by selling P&O Australia's Pacific Star and announcing the sale of Cunard's Queen Elizabeth 2, which are expected to leave the fleet in March and November of 2008, respectively. In addition, the company took delivery of three highly acclaimed new ships in the second quarter - Princess Cruises' 3,100-passenger Emerald Princess, AIDA Cruises' 2,050-passenger AIDAdiva, and Costa Cruises' 3,000-passenger Costa Serena, all of which are enjoying very successful inaugural seasons in Europe this summer.

            The company also noted that it continues to work towards the completion of the previously announced joint ventures with Iberojet in Spain and TUI in Germany. The company continues to expect both joint ventures to be completed in the second half of the year. Both transactions may be subject to regulatory review.

            Outlook for the Remainder of 2007

            On a cumulative basis, occupancy for advance bookings taken for the second half of 2007 are nicely ahead of last year with pricing on a current dollar basis down slightly compared to last year.

            As the company moves into the second half of the year it has more deployments in Europe and less capacity devoted to the Caribbean. "Our North American brands are enjoying strong European and Alaskan programs and our European brands are performing well against strong comparisons last year," Arison said. He also noted that pricing for Caribbean sailings in the second half of 2007 appears to have stabilized, which he attributed to consumer recognition of the tremendous value proposition of these cruise vacations. Since the beginning of the year, booking volumes for Carnival Cruise Lines, which has the vast majority of its sailings in the Caribbean, are up approximately 18 percent year over year. This compares to a 5.5 percent capacity increase for the full year.

            The company's 2007 full year revenue yield expectations on a constant dollar basis remain on track with the guidance given last March. Excluding fuel, cost guidance for the year also remains unchanged on a constant dollar basis. However, fuel prices have increased significantly since our previous guidance, which has reduced earnings estimates by approximately $0.12 per share for the full year. Based on the above, the company expects full year 2007 earnings per share to be in a range of $2.85 to $2.95, compared to $2.77 per share in 2006. For the third quarter of 2007, the company expects earnings per share to be in the range of $1.60 to $1.62 per share, compared to $1.49 per share in 2006.

      Selected Key Forecast Metrics:

                                                          Full Year 2007        Third Quarter 2007

                                                       Current      Constant    Current    Constant
                                                       Dollars       Dollars    Dollars     Dollars
      Change in:
      Net revenue yields                                    1%     -1 to -2%    1 to 2%    0 to -1%
      Net cruise cost per ALBD                         2 to 3%       0 to 1%    2 to 3%          1%

                                                          Full Year 2007        Third Quarter 2007
      Fuel price per metric ton                                 $346                   $375
      Fuel consumption (metric tons in thousands)              3,000                    755
      Currency
         Euro                                               $1.33 to 1              $1.33 to 1
         Sterling                                           $1.97 to 1              $1.97 to 1

            The company has scheduled a conference call with analysts at 10:00 a.m. EDT (15.00 London time) today to discuss its 2007 second quarter earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web site at www.carnivalcorp.com and www.carnivalplc.com.

            Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, AIDA Cruises, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises and P&O Cruises Australia.

            Together, these brands operate 82 ships totaling 154,000 lower berths with 17 new ships scheduled to enter service between December 2007 and June 2011. Carnival Corporation & plc also operates Holland America Tours and Princess Tours, the leading tour companies in Alaska and the Canadian Yukon. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, outlook, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have tried, wherever possible, to identify these statements by using words like "will," "may," "believe," "expect," "anticipate," "forecast," "future," "intend," "plan," and "estimate" and similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and/or tax costs, fuel costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: general economic and business conditions, which may adversely impact the levels of Carnival Corporation & plc's potential vacationers' discretionary income and this group's confidence in the U.S. economy, and thereby reduce the net revenue yields for Carnival Corporation & plc's cruise brands; the international political and economic climate, armed conflicts, terrorist attacks and threats thereof, availability of air service and other world events, and their impact on the demand for cruises; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; accidents, unusual weather conditions or natural disasters, such as hurricanes and earthquakes and other incidents (including machinery and equipment failures or improper operation thereof) which could cause the alteration of itineraries or cancellation of a cruise or series of cruises, and the impact of the spread of contagious diseases, affecting the health, safety, security and/or vacation satisfaction of passengers; adverse publicity concerning the cruise industry in general, or Carnival Corporation & plc's in particular, could impact the demand for Carnival Corporation & plc's cruises; lack of acceptance of new itineraries, products and services by Carnival Corporation & plc's guests; changing consumer preferences, which may, among other things, adversely impact the demand for cruises; changes in and compliance with the environmental, health, safety, security, tax and other regulatory regimes under which Carnival Corporation & plc operate, including the implementation of U.S. regulations requiring U.S. citizens to obtain passports for sea travel to or from additional foreign destinations; the impact of changes in operating and financing costs, including changes in foreign currency exchange rates and interest rates and fuel, food, insurance, payroll and security costs; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to operate and expand its business internationally; Carnival Corporation & plc's future operating cash flow may not be sufficient to fund future obligations and Carnival Corporation & plc may not be able to obtain financing, if necessary, on terms that are favorable or consistent with its expectations; Carnival Corporation & plc's ability to attract and retain qualified shipboard crew and maintain good relations with employee unions; the continuing financial viability of Carnival Corporation & plc's travel agent distribution system and air service providers; Carnival Corporation & plc's decisions to self-insure against various risks or inability to obtain insurance for certain risks; disruptions to Carnival Corporation & plc's information technology systems; continued availability of attractive port destinations; risks associated with the DLC structure, including the uncertainty of its tax status; the impact of pending or threatened litigation; and Carnival Corporation & plc's ability to successfully implement cost reduction plans. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

MEDIA CONTACTS                               INVESTOR RELATIONS CONTACT
US                                           US/UK
Carnival Corporation & plc                   Carnival Corporation & plc
Tim Gallagher                                Beth Roberts
1 305 599 2600, ext. 16000                   1 305 406 4832

UK
Brunswick Group
Richard Jacques/Sophie Brand
44 (0) 20 7404 5959

                           CARNIVAL CORPORATION & PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Three Months Ended May 31,    Six Months Ended May 31,
                                                --------------------------    ------------------------
                                                    2007         2006            2007        2006
                                                    ----         ----            ----        ----
                                                         (in millions, except per share data)
Revenues
  Cruise
    Passenger tickets                             $  2,181     $  2,020        $  4,231    $  3,930
    Onboard and other                                  678          600           1,304       1,139
  Other                                                 41           42              53          56
                                                  --------     --------        --------    --------
                                                     2,900        2,662           5,588       5,125
                                                  --------     --------        --------    --------
Costs and Expenses
  Operating
    Cruise
       Commissions, transportation and other           439          405             910         813
       Onboard and other                               109          101             220         198
       Payroll and related                             321          288             632         560
       Fuel                                            254          247             474         461
       Food                                            181          159             356         311
       Other ship operating                            416          383             802         740
    Other                                               43           37              60          53
                                                  --------     --------        --------    --------
    Total                                            1,763        1,620           3,454       3,136

  Selling and administrative                           406          354             790         720
  Depreciation and amortization                        272          240             532         472
                                                  --------     --------        --------    --------
                                                     2,441        2,214           4,776       4,328
                                                  --------     --------        --------    --------

Operating Income                                       459          448             812         797
                                                  --------     --------        --------    --------

Nonoperating (Expense) Income
  Interest income                                       17            5              27          12
  Interest expense, net of capitalized interest        (94)         (75)           (178)       (151)
  Other expense, net                                    (1)          (1)             (1)        (16)(1)
                                                  --------     --------        --------    --------
                                                       (78)         (71)           (152)       (155)
                                                  --------     --------        --------    --------

Income Before Income Taxes                             381          377             660         642

Income Tax Benefit (Expense), Net                        9            3              13         (11)
                                                  --------     --------        --------    --------

Net Income                                        $    390     $    380        $    673    $    631
                                                  ========     ========        ========    ========

Earnings Per Share
  Basic                                           $   0.49     $   0.47        $   0.85    $   0.78
                                                  ========     ========        ========    ========
  Diluted                                         $   0.48     $   0.46        $   0.83    $   0.77
                                                  ========     ========        ========    ========

Dividends Per Share                               $   0.35     $   0.25        $  0.625    $   0.50
                                                  ========     ========        ========    ========

Weighted-Average Shares Outstanding - Basic            794          805             794         807
                                                  ========     ========        ========    ========
Weighted-Average Shares Outstanding - Diluted          829          840             829         843
                                                  ========     ========        ========    ========


(1) Includes a $10 million expense for a non-cruise investment write-down and $5 million for a litigation reserve.

                           CARNIVAL CORPORATION & PLC
                           CONSOLIDATED BALANCE SHEETS

                                                             May 31,     November 30,    May 31,
                                                              2007           2006          2006
                                                              ----           ----          ----
                                                              (in millions, except par values)
ASSETS
Current Assets
 Cash and cash equivalents                                  $  1,859      $  1,163      $    570
 Short-term investments                                          214            21            13
 Trade and other receivables, net                                401           280           405
 Inventories                                                     282           263           278
 Prepaid expenses and other                                      263           268           240
                                                            --------      --------      --------
   Total current assets                                        3,019         1,995         1,506
                                                            --------      --------      --------

Property and Equipment, Net                                   25,019        23,458        22,772

Goodwill                                                       3,331         3,313         3,290

Trademarks                                                     1,328         1,321         1,308

Other Assets                                                     490           465           428
                                                            --------      --------      --------
                                                            $ 33,187      $ 30,552      $ 29,304
                                                            ========      ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Short-term borrowings                                      $  1,075      $    438      $    767
 Current portion of long-term debt                             1,457         1,054           217
 Convertible debt subject to current put options               1,170                         218
 Accounts payable                                                498           438           411
 Accrued liabilities and other                                 1,209         1,149           946
 Customer deposits                                             3,200         2,336         2,953
                                                            --------      --------      --------
   Total current liabilities                                   8,609         5,415         5,512
                                                            --------      --------      --------

Long-Term Debt                                                 5,425         6,355         6,045

Other Long-Term Liabilities and Deferred Income                  574           572           652

Shareholders' Equity
  Common stock of Carnival Corporation; $0.01 par value;
    1,960 shares authorized; 642 shares at 2007, 641
    shares at November 2006 and 640 shares at May 2006
    issued                                                         6             6             6
   Ordinary shares of Carnival plc; $1.66 par value; 226
    shares authorized; 213 shares at 2007 and 2006 issued        354           354           353
  Additional paid-in capital                                   7,556         7,479         7,418
  Retained earnings                                           11,778        11,600        10,369
  Accumulated other comprehensive income                         772           661           473
  Treasury stock; 18 shares at 2007 and November 2006 and
  10 shares at May 2006 of Carnival Corporation and 42
  shares at 2007 and 2006 of Carnival plc, at cost            (1,887)       (1,890)       (1,524)
                                                            --------      --------      --------
       Total shareholders' equity                             18,579        18,210        17,095
                                                            --------      --------      --------
                                                            $ 33,187      $ 30,552      $ 29,304
                                                            ========      ========      ========

                           CARNIVAL CORPORATION & PLC
                              SELECTED INFORMATION

                                                  Three Months Ended May 31,     Six Months Ended May 31,
                                                  --------------------------     ------------------------
                                                     2007           2006           2007           2006
                                                     ----           ----           ----           ----
                                                       (in millions, except statistical information)
STATISTICAL INFORMATION
  Passengers carried (in thousands)                  1,832          1,708          3,581          3,225 (1)
  Occupancy percentage                               103.7%         105.4%         103.9%         104.8%(2)
  Fuel cost per metric ton (3)                     $   333        $   354        $   317        $   336

OTHER INFORMATION
  Cash from operations                             $ 1,494        $ 1,272        $ 2,091        $ 1,885
  Capital expenditures                             $ 1,493        $   726        $ 2,130        $ 1,483

SEGMENT INFORMATION
  Revenues
    Cruise                                         $ 2,859        $ 2,620        $ 5,535        $ 5,069
    Other                                               55             54             69             70
    Intersegment elimination                           (14)           (12)           (16)           (14)
                                                   -------        -------        -------        -------
                                                   $ 2,900        $ 2,662        $ 5,588        $ 5,125
                                                   =======        =======        =======        =======
  Operating expenses
    Cruise                                         $ 1,720        $ 1,583        $ 3,394        $ 3,083
    Other                                               57             49             76             67
    Intersegment elimination                           (14)           (12)           (16)           (14)
                                                   -------        -------        -------        -------
                                                   $ 1,763        $ 1,620        $ 3,454        $ 3,136
                                                   =======        =======        =======        =======

  Selling and administrative expenses
    Cruise                                         $   398        $   343        $   774        $   698
    Other                                                8             11             16             22
                                                   -------        -------        -------        -------
                                                   $   406        $   354        $   790        $   720
                                                   =======        =======        =======        =======

  Depreciation and amortization
    Cruise                                         $   263        $   232        $   514        $   456
    Other                                                9              8             18             16
                                                   -------        -------        -------        -------
                                                   $   272        $   240        $   532        $   472
                                                   =======        =======        =======        =======

  Operating income (loss)
    Cruise                                         $   478        $   462        $   853        $   832
    Other                                              (19)           (14)           (41)           (35)
                                                   -------        -------        -------        -------
                                                   $   459        $   448        $   812        $   797
                                                   =======        =======        =======        =======

(1) Passengers carried in first quarter of 2006 does not include any passengers for the three ships chartered to the Military Sealift Command ("MSC") in connection with the Hurricane Katrina relief efforts.

(2) Occupancy percentage in first quarter of 2006 includes the three ships chartered to the MSC at 100% occupancy.

(3) Fuel cost per metric ton is calculated by dividing the cost of our fuel by the number of metric tons consumed.

                           CARNIVAL CORPORATION & PLC
                           NON-GAAP FINANCIAL MEASURES

Gross and net revenue yields were computed by dividing the gross or net revenues, without rounding, by ALBDs as follows:

                                                           Three Months Ended May 31,            Six Months Ended May 31,
                                                           2007               2006               2007               2006
                                                           ----               ----               ----               ----
                                                                      (in millions, except ALBDs and yields)
Cruise revenues
  Passenger tickets                                    $      2,181       $      2,020       $      4,231       $      3,930
  Onboard and other                                             678                600              1,304              1,139
                                                       ------------       ------------       ------------       ------------
Gross cruise revenues                                         2,859              2,620              5,535              5,069
Less cruise costs
  Commissions, transportation and other                        (439)              (405)              (910)              (813)
  Onboard and other                                            (109)              (101)              (220)              (198)
                                                       ------------       ------------       ------------       ------------
Net cruise revenues (1)                                $      2,311       $      2,114       $      4,405       $      4,058
                                                       ============       ============       ============       ============

ALBDs (2)                                                13,369,111         12,242,982         26,187,929         24,179,420
                                                       ============       ============       ============       ============

Gross revenue yields (1)                               $     213.87       $     214.00       $     211.35       $     209.63
                                                       ============       ============       ============       ============

Net revenue yields (1)                                 $     172.90       $     172.63       $     168.21       $     167.78
                                                       ============       ============       ============       ============

Gross and net cruise costs per ALBD were computed by dividing the gross or net cruise costs, without rounding, by ALBDs as follows:

                                                          Three Months Ended May 31,            Six Months Ended May 31,
                                                           2007               2006               2007               2006
                                                           ----               ----               ----               ----
                                                                  (in millions, except ALBDs and costs per ALBD)
Cruise operating expenses                              $      1,720       $      1,583       $      3,394       $      3,083
Cruise selling and administrative expenses                      398                343                774                698
                                                       ------------       ------------       ------------       ------------
Gross cruise costs                                            2,118              1,926              4,168              3,781
Less cruise costs included in net cruise revenues
  Commissions, transportation and other                        (439)              (405)              (910)              (813)
  Onboard and other                                            (109)              (101)              (220)              (198)
                                                       ------------       ------------       ------------       ------------
Net cruise costs (1)                                   $      1,570       $      1,420       $      3,038       $      2,770
                                                       ============       ============       ============       ============

ALBDs (2)                                                13,369,111         12,242,982         26,187,929         24,179,420
                                                       ============       ============       ============       ============

Gross cruise costs per ALBD (1)                        $     158.46       $     157.35       $     159.17       $     156.40
                                                       ============       ============       ============       ============

Net cruise costs per ALBD (1)                          $     117.50       $     115.98       $     116.03       $     114.54
                                                       ============       ============       ============       ============

                      NOTES TO NON-GAAP FINANCIAL MEASURES

(1) We use net cruise revenues per ALBD ("net revenue yields") and net cruise costs per ALBD as significant non-GAAP financial measures of our cruise segment financial performance. We believe that net revenue yields are commonly used in the cruise industry to measure a company's cruise segment revenue performance. This measure is also used for revenue management purposes. In calculating net revenue yields, we use "net cruise revenues" rather than "gross cruise revenues." We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned by us net of our most significant variable costs, which are travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard revenues. Substantially all of our remaining cruise costs are largely fixed once our ship capacity levels have been determined, except for the impact of changing prices.

      Net cruise costs per ALBD is the most significant measure we use to monitor our cruise segment costs rather than gross cruise costs per ALBD. In calculating net cruise costs, we exclude the same variable costs that are included in the calculation of net cruise revenues. This is done to avoid duplicating these variable costs in these two non-GAAP financial measures.

      We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables that are relatively difficult to forecast and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information would be meaningful. We also monitor these two non-GAAP financial measures assuming the 2007 currency exchange rates have remained constant with the 2006 comparable period rates, or on a "constant dollar basis," in order to remove the impact of changes in exchange rates on our non-U.S. dollar cruise operations. We believe that this is a useful measure indicating the actual growth of our operations in a fluctuating currency exchange rate environment. On a constant dollar basis, net cruise revenues and net cruise costs would be $2.25 billion and $1.53 billion for the three months ended May 31, 2007 and $4.29 billion and $2.96 billion for the six months ended May 31, 2007, respectively. On a constant dollar basis, gross cruise revenues and gross cruise costs would be $2.78 billion and $2.06 billion for the three months ended May 31, 2007 and $5.38 billion and $4.05 billion for the six months ended May 31, 2007, respectively. In addition, our non-U.S. dollar cruise operations' depreciation and net interest expense were impacted by changes in exchange rates for the three and six months ended May 31, 2007, compared to the prior year's comparable periods.

(2) Available lower berth days is a standard measure of passenger capacity for the period. It assumes that each cabin we offer for sale accommodates two passengers. ALBDs are computed by multiplying passenger capacity by revenue-producing ship operating days in the period.


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